Exhibit 10.17

COMMERCE UNION BANCSHARES, INC. STOCK OPTION PLAN

TABLE OF CONTENTS

1.	Establishment and Purpose of the Plan.	1

2.	Definitions.	1

	Bank.	1

	Bank Holding Company.	1

	Board or Board of Directors.	1

	Employee.	1

	Fair Market Value.	1

	Incentive Stock Option.	1

	Non-Qualified Stock Option.	1

	Option.	1

	Person.	2

	Plan.	2

	Rule 16b-3.	2

	Section 422.	2

	Stock.	2

	Subsidiary.	2

3.	Eligibility.	2

4.	Plan Administration.	2

5.	Shares Subject to the Plan.	2

6.	Types of Grants.	3

7.	Options.	3

8.	Exercise of Options.	4

9.	Adjustments Upon Changes in Capitalization.	4

i

COMMERCE UNION BANCSHARES, INC. (the “Company”)

STOCK OPTION PLAN

This Commerce Union Bancshares, Inc. Stock Option Plan is hereby adopted as of April 28, 2011 to provide a flexible means of compensation and motivation for the benefit of employees and directors of the Company, the Bank and its Subsidiaries.

1.     Establishment and Purpose of the Plan.    The purpose of this Plan is to provide a flexible means of compensation and motivation for outstanding performance by employees of the Company, Commerce Union Bank (the “Bank”) and its Subsidiaries and directors of each entity to further the growth and profitability of the each entity through the grant of equity or equity-related interests in the Company.

2.     Definitions.

Bank.    Commerce Union Bank, a bank chartered under the laws of Tennessee, and any successor or transferee of substantially all of its business or assets.

Bank Holding Company.    A corporation that owns or controls at least fifty percent (50%) of the voting securities of the Bank and that is supervised and regulated by the Federal Reserve System under the provisions of the Bank Holding Company Act of 1956, as amended.

Board or Board of Directors.    The Board of Directors of the Company unless otherwise indicated herein.

Employee.    A full-time employee of the Bank, the Company, or a Subsidiary, including an officer who is such an employee.

Fair Market Value.    The fair market value of the shares of Stock as of such date as determined in good faith by the Board of Directors and in compliance with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and guidance issued thereunder.

Incentive Stock Option.    Any Option intended to meet the requirements of an incentive stock option as defined in Section 422.

Non-Qualified Stock Option.    Any Option not intended to be an Incentive Stock Option.

Option.    An option to purchase shares of Stock granted under the Plan, including both an Incentive Stock Option and a Non-Qualified Stock Option, evidenced by a written Stock Option Agreement.

Person.    An individual, a partnership, a corporation, or any other private, governmental or other entity.

Plan.    The Commerce Union Bancshares, Inc. Stock Option Plan herein set forth, as the same may from time to time be amended.

Rule 16b-3.    Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and any successor rule or regulation.

Section 422.    Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute.

Stock.    The common stock of the Company, $1.00 par value, and the preferred stock of the Company, no par value, as may be issued from time to time.

Subsidiary.    Any business association (including a corporation or a partnership) in an unbroken chain of such associations beginning with the Company if each of the associations (other than the last association in such chain) owns equity interests possessing 50% or more of the combined voting power of all classes of equity interests in one of the other associations in such chain.

3.     Eligibility.    A grant under this Plan may be made to any Employee, or any director of the Bank or the Company; provided, however, that (i) no grant may be made to a director of the Bank or the Company who serves on the board of directors of such entity other than as provided under Rule 161)-3, and (ii) no grant of an Incentive Stock Option may be made to a person other than an Employee.

4.     Plan Administration.    This Plan shall be administered by the Board of Directors. The Board of Directors shall have full power to interpret and administer this Plan and full authority to act in selecting the grantees and in determining type and amount of grants, the terms and conditions of grants, and the terms of agreements that will be entered into with grantees governing such grants. The Board of Directors shall have the power to make rules and guidelines for carrying out the Plan and to make changes in such rules and guidelines from time to time as it deems proper. Any interpretation by the Board of Directors of the terms and provisions of the Plan and the administration thereof and all action taken by the Board of Directors shall be final and binding.

5.     Shares Subject to the Plan.    Subject to adjustment as provided in Section 9, the total number of shares of Stock initially available for grant under this Plan shall be 625,000 shares of common stock. Stock issued hereunder may consist, in whole or in part, of authorized and un-issued shares, treasury shares and shares acquired in the open market or by private purchase by the Company. Any Stock that is purchased shall be purchased by the Company at prices no higher than the Fair Market Value of such Stock at the time of purchase. If for any reason any shares of Stock issued under any grant hereunder are forfeited or canceled, or a grant otherwise terminates or is terminated for any reason without the issuance of any shares, then all such shares, to the extent of any such forfeiture, cancellation or termination, shall again be available for grant under this Plan.

6.     Types of Grants.

The Board of Directors may make such grants under this Plan as in its discretion it deems advisable to effect the purpose of the Plan, including without limitation grants of Incentive Stock Options and Non-Qualified Stock Options. Such grants may be issued separately or in combination, or in tandem, and additional grants may be issued in combination, or in tandem, with grants previously issued under this Plan or otherwise. As used in this Plan, references to grants in tandem shall mean grants consisting of more than one type of grant where the exercise of one element of the grant causes the cancellation of one or more other elements of the grant.

7.     Options.

(a)    Each Option granted hereunder shall have such terms and conditions as the Board of Directors shall determine in accordance with this Plan. A grantee shall have no rights of a shareholder with respect to any shares of Stock subject to an Option unless and until a certificate for such shares shall have been issued. Each Option shall have a term as determined by the Board of Directors, except as otherwise provided below with respect to Incentive Stock Options.

(b)    The following provisions shall apply to Incentive Stock Options granted under this plan:

(i)       All the provisions of Section 422 and the regulations thereunder as in effect from time to time are hereby incorporated by reference herein with respect to Incentive Stock Options to the extent that their inclusion in this Plan is necessary from time to time to preserve their status as incentive stock options for purposes of Section 422. Each provision of the Plan and each agreement relating to an Incentive Stock Option shall be construed so that it shall be an incentive stock option for purposes of Section 422, but to the extent that such grants for any reason fail to qualify as Incentive Stock Options then such grants shall be deemed Non-Qualified Stock Options.

(ii)      No Incentive Stock Option shall have a term exceeding ten (10) years from the date of the grant.

(iii)     An Incentive Stock Option granted to an Employee who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company, the Bank or any Subsidiary shall:

(A)     have an exercise price not less than 110% of the Fair Market Value of shares of Stock as of the date the Option is granted; and

(B)     have a term of no more than five (5) years from the date of the grant.

(iv)     The aggregate Fair Market Value of the shares of Stock (determined as of the respective date(s) of the grant(s) of the Incentive Stock Option(s)), for which one or more grant(s) of Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under this Plan or any other plan of the Company or the Bank or any other Subsidiary) shall not exceed $100,000. To the extent the Options for additional shares of Stock are or become exercisable during such calendar that exceed $100,000, such Options shall be treated as Non-Qualified Stock Options.

8.     Exercise of Options.

(a)     The exercise price of an Option or other grants shall equal at least 100% of the Fair Market Value of the shares of Stock on the date of the grant.

(b)     The exercise price shall be paid in cash or certified or cashier’s check payable to the order of the Company. The Board of Directors shall determine the methods by which shares of stock shall be delivered or deemed delivered to the grantee.

(c)     The Company shall have the authority and the right to deduct or withhold, or require the grantee to remit to the Company, an amount sufficient to satisfy federal, state and local income taxes (including the grantee’s share of Social Security taxes) required by law to be withheld with respect to any taxable event arising as a result of participation in the Plan. With respect to withholding required upon any taxable event under the Plan, the Board of Directors may require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of stock having a fair market value on the date of exercise equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Board of Directors shall establish.

9.     Adjustments Upon Changes in Capitalization.

In the event of a reorganization, recapitalization, stock split, stock dividend, issuance of securities convertible into Stock, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting any shares of Stock, or a sale by the Company of all or substantially all of its assets, or any distribution to shareholders other than a normal cash dividend, or any assumption or conversion of outstanding grants as a result of an acquisition, and except as otherwise provided in an agreement between the grantee and the Company, the Board of Directors shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any adjustments in outstanding grants of Options as it deems appropriate to maintain equivalent value; provided, however, that adjustments to Incentive Stock Options shall meet the applicable requirements of Section 422 and Section 424 of the Code.

10.     Termination and Amendment.

(a)     This Plan shall be effective upon approval by the shareholders of the Company, and shall terminate on the tenth anniversary of such date. It shall remain in full force and effect during such period unless earlier terminated by the Board of Directors, which shall have the power to amend, suspend, terminate or reinstate this Plan at any time, provided that no amendment which increases the number of shares of Stock subject to the Plan, modifies the category of Persons eligible for grants under the Plan, or materially adversely affects the availability of Rule 16b-3 with respect to this Plan, shall be made without shareholder approval.

(b)     Without limiting the generality of the foregoing, the Board of Directors may (i) amend any limitations in this Plan if and when they are no longer required under Rule 16b-3 or Section 422 and (ii) amend the provisions of this Plan to assure its continued compliance with Rule 16b-3 and Section 422.

11.     Non-Assignability.

Grants are not transferable other than by will or the laws of descent and distribution. A grant is exercisable during the grantee’s lifetime only by the grantee or his or her guardian or legal representative.

12.     Exercise by Estate.

Any provision of this Plan to the contrary notwithstanding, unless otherwise determined by the Board of Directors, the estate of any grantee shall have one year from the date of death of a grantee to exercise any grant hereunder, or such longer period as the Board of Directors may determine; provided, however, this provision shall not extend the term of an Incentive Stock Option beyond ten years.

13.     General Provisions.

(a)     Nothing contained in this Plan, or in any grant made pursuant to the Plan, shall confer upon any grantee any right with respect to terms, conditions or continuance of employment by the Company, the Bank or any Subsidiary.

(b)     For purposes of this Plan, transfer of employment between the Company, the Bank, and any Subsidiary shall not be deemed termination of employment.

(c)     Appropriate provision may be made by the Board of Directors for all taxes required to be withheld in connection with any grant, the exercise thereof, and the transfer of shares of Stock, in respect of any federal, state, local or foreign withholding taxes. In the case of payment in the form of Stock, the Company shall have the right to retain the number of shares of Stock whose Fair Market Value equals the amount to be withheld.

(d)     If any day on or before which such action by the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day which is not a Saturday, Sunday or legal holiday.

(e)     This Plan and all determinations made and actions taken pursuant thereto shall be governed by the substantive laws and procedural provisions of the State of Tennessee, without regard to principles of conflicts of laws, unless otherwise governed by federal law.

(f)     The Board of Directors may amend any outstanding grants to the extent it deems appropriate, provided that the grantee’s consent shall be required in the case of amendments adverse to the grantee.

14.     Change of Control of the Company.

(a)     Any provision of this Plan to the contrary notwithstanding, in the event of a change in control of the Company or the Bank resulting in the loss of a grantee’s position as a senior management official and/or director of the Company or the Bank, unless (i) otherwise directed by the Board of Directors by resolution adopted prior to such Change in Control or within ten days thereafter or (ii) otherwise provided in the agreement entered into between the Company or the Bank and a grantee, the grant(s) to such grantee(s) outstanding under this Plan shall become completely vested and immediately exercisable.

(b)     For purposes of this Section, “Change in Control” of the Company or the Bank shall mean the occurrence of one or more of the following:

(i)     acquisition in one or more transactions of 25 percent or more of the voting Stock by any Person, or by two or more Persons acting as a group, other than directly from the Company or the Bank;

(ii)     acquisition in one or more transactions of at least 15 percent but less than 25 percent of the voting Stock by any Person, or by two or more Persons acting as a group (excluding officers and directors of the Bank), and the adoption by the Board of Directors of a resolution declaring that a change in control of the Company or the Bank has occurred;

(iii)     a merger, consolidation, reorganization, recapitalization or similar transaction involving the securities of the Company or upon the consummation of which more than 50 percent in voting power of the voting securities of the surviving corporation(s) is held by Persons other than former shareholders of the Company or the Bank; or

(iv)     25 percent or more of the directors elected by shareholders of the Corporation or the Bank to the Board of Directors of the Company or the Bank are persons who were not listed as nominees in the Company’s or the Bank’s then most recent proxy statement (the “New Directors”), unless a majority of the members of the Board of Directors of the Company or the Bank, excluding the New Directors, vote that no change of control shall have occurred by virtue of the election of the New Directors.

(c)     If grants shall become exercisable pursuant to this Section, the Company shall use its best efforts to assist the grantees in exercise of their grants in such a manner as to avoid liability to the Company for profits under Section 16(b) of the Securities Exchange Act of 1934, as amended, as a result of such exercise, including (not by way of limitation) explanation of and assistance in meeting the requirements of Paragraph (e) of Rule 16b-3.

15.     Undercapitalization.

In the event the Company’s or the Bank’s capital falls below minimum regulatory requirements, as determined by such entity’s primary state or federal regulator, the Company’s or the Bank’s primary state or federal regulator may direct the Company or the Bank to require any holder of Options under this Plan to exercise or forfeit their stock rights under those grants.

This Amended and Restated Commerce Union Bancshares, Inc. Stock Option Plan was duly adopted by action of the shareholders taken on the 28th day of April, 2011.

FIRST AMENDMENT TO THE

COMMERCE UNION BANCSHARES, INC. (the “Company”)

STOCK OPTION PLAN

THIS FIRST AMENDMENT to the Commerce Union Bancshares, Inc. (the “Company”) Stock Option Plan (the “Plan”) is hereby enacted as follows on the date and time set forth below:

WHEREAS, the Company adopted the Plan by action of its Shareholders on the 28th day of April, 2011; and

WHEREAS, the Company now desires to amend the Plan; and

WHEREAS, this Amendment to the Plan shall supersede the provisions of the Plan to the extent those provisions are inconsistent with this Amendment.

NOW THEREFORE, effective as of the date and time set forth below, the Company has amended the Plan, as follows:

1.	Amendment of Section 5. Section 5 of the Plan is hereby amended by deleting the current contents thereof in their entirety and substituting therefor the following:

5. Subject to the adjustment as provided in Section 9, the total number of shares of Stock initially available for grant under this Plan was 625,000 shares of common stock. Additional shares of common stock in the amount of 625,000 shares of common stock shall be issued in contemplation of a merger. The total number of shares of Stock available for grant under this Plan shall be 1,250,000 shares of common stock. Stock issued hereunder may consist, in whole or in part, of authorized and un-issued shares, treasury shares and shared acquired in the open market or by private purchase by the Company. Any Stock that is purchased shall be purchased by the Company at prices no higher than the Fair Market Value of such Stock at the time of purchase. If for any reason any shares of Stock issued under any grant hereunder are forfeited or canceled, or a grant otherwise terminates or is terminated for any reason without the issuance of any shares, then all such shares, to the extent of any such forfeiture, cancellation or termination, shall again be available for grant under this Plan.

2.	Amendment of Section 9. Section 9 of the Plan is hereby amended by deleting the current contents thereof in their entirety and substituting therefor the following:

9. Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, issuance of securities convertible into Stock, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting any shares of Stock, or a sale by the Company of all or substantially all of its assets, or any distribution to shareholders other than a normal cash dividend, or any assumption or conversion of outstanding grants as a result of an acquisition, and except as otherwise provided in an agreement between the grantee and the Company, the Board of Directors shall make appropriate adjustment in the period of time in which Non-Qualified Stock Options may be exercised, the number and kind of shares authorized by the Plan and any adjustments in outstanding grants of Options as it deems appropriate to maintain equivalent value; provided, however, that adjustments to Incentive Stock Options shall meet the applicable requirements of Section 422 and Section 424 of the Code.

3.	Amendment of Section 14(a). Section 14(a) of the Plan is hereby amended by deleting the current contents thereof in their entirety and substituting therefor the following:

14(a). Any provision of this Plan to the contrary notwithstanding, in the event of a Change in Control of the Company or the Bank resulting in the loss of a grantee’s position as a senior management official and/or director of the Company or the Bank, unless (i) otherwise directed by the Board of Directors by resolution adopted prior to such Change in Control or within ten (10) days thereafter or (ii) otherwise provided in the Stock Option Agreement (“Agreement”) entered into between the Company and a grantee, the grant(s) to such grantee(s) outstanding under this Plan shall continue to vest in accordance with the vesting provision set forth in the Agreement and be exercised in accordance with the “Exercise of Option” provision set forth in the Agreement.

4.	Addition of Section 14(d). Section 14(d) of the Plan is hereby added by insertion of the following:

14(d). In the event of a Change in Control, whether the Company is the surviving or acquiring entity, the vested and unvested Options subject to the terms of the agreement entered into between the Company or the Bank and a grantee may be assumed by the surviving or acquiring entity, or replaced with a substitute Option, so long as the substitute Option maintains equivalent value, or the Board of Directors of the Company agrees to assume or substitute a similar Option, so long as the substitute Option maintains equivalent value. The Board of Directors of the Company may, at its discretion, cause any such assumption or substitution to be conducted in a manner that does not constitute an “extension,” “renewal,” or “modification” within the meaning of Code Section 409A, causing the Incentive Stock Options to be considered “non-qualified deferred compensation”

5.	Addition of Section 14(e). Section 14(e) of the Plan is hereby added by insertion of the following:

In the event of a Change in Control, the Board of Directors shall have the power to extend the period of time during which Non-Qualified Stock Options may be exercised by the grantee.

This First Amendment to the Commerce Union Bancshares, Inc. (the “Company”) Stock Option Plan was duly adopted by action of the Board of Directors taken on the date and time set forth below.